Exhibit 99.1

Unaudited pro forma condensed consolidated financial information

The unaudited pro forma condensed consolidated statements of income for Universal Health Realty Income Trust (“UHT”) and PeaceHealth Medical Clinic and Northwest Texas Professional Office Tower (collectively the “MOBs”) for the twelve months ended December 31, 2011 and the nine-month period ended September 30, 2012, give effect to UHT’s acquisition of the MOBs, as if they had occurred on January 1, 2011. The pro forma adjustment column presented on the pro forma consolidated statements of income for the year ended December 31, 2011 includes the financial information for the MOBs for the entire year. The pro forma adjustment column presented on the pro forma consolidated statements of income for the nine months ended September 30, 2012, includes financial information for PeaceHealth Medical Clinic up to the acquisition date of January 23, 2012. Financial information pertaining to this MOB after the acquisition date is included in the UHT historical financial statement presentation. The pro forma financial results for the entire nine months ended September 30, 2012 are presented for the Northwest Texas Medical Office Tower, since that MOB was acquired subsequent to September 30, 2012. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2012 gives effect to the acquisition of the Northwest Texas Professional Office Tower as if it had occurred on September 30, 2012. The acquisition of the PeaceHealth Medical Clinic occurred prior to September 30, 2012 and therefore has no impact on the pro forma adjustments presented on the unaudited pro forma condensed consolidated balance sheet as of September 30, 2012, since the financial information for this MOB is included in the historical balance sheet for UHT as of September 30, 2012.

The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma financial information for illustrative purposes. The actual results reported in periods following the acquisition of the MOBs may differ significantly from that reflected in these pro forma financial statements for a number of reasons, including, but not limited to, differences between the assumed versus actual interest rates applicable to the funds borrowed to finance the acquisition of the MOBs. In addition, no adjustments have been made for non-recurring fees and expenses related to the acquisition of the MOBs in the pro forma statements of income. As a result, the pro forma information does not purport to be indicative of what the financial condition or results of operations would have been had the acquisition of the MOBs been completed on the applicable dates of this pro forma financial information. The pro forma financial statements are based upon the historical financial statements of UHT and the MOBs and do not purport to project the future financial condition and results of operations after giving effect to the acquisition of the MOBs.

The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages. The pro forma adjustments are based on assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed of the MOBs based on preliminary estimates of fair value. The final purchase price and the allocation thereof may differ from that reflected in the pro forma financial statements after final valuation procedures are performed and amounts are finalized.

The following unaudited pro forma condensed consolidated financial information is derived from the historical financial statements of UHT and the MOBs and has been prepared to illustrate the effects of the acquisition of the MOBs. The pro forma financial information should be read in conjunction with the historical financial statements and the accompanying notes of UHT and the MOBs.

Universal Health Realty Income Trust

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2012

(dollar amounts in thousands)

	UHT	Acquired MOB and Pro Forma Adjustments			Combined Pro Forma
Assets:
Real Estate Investments:
Buildings and improvements	$366,321	$7,180	(A	)	$373,501
Accumulated depreciation	(84,186)	—			(84,186)

	282,135	7,180			289,315
Land	27,058	—	(A	)	27,058

Net Real Estate Investments	309,193	7,180			316,373

Investments in and advances to limited liability companies (“LLCs”)	38,895	—			38,895
Other Assets:
Cash and cash equivalents	3,151	—			3,151
Base and bonus rent receivable from Universal Health Services, Inc.	1,963	—			1,963
Rent receivable - other	3,016	—			3,016
Intangible assets (net of accumulated amortization of $6.6 million at September 30, 2012)	25,645	2,420	(A	)	28,065
Deferred charges, notes receivable and intangible and other assets, net	6,143	—			6,143

Total Assets	$388,006	9,600			$397,606

Liabilities:
Line of credit borrowings	$83,000	9,582	(B	)	$92,582
Mortgage notes payable, non-recourse to us including net debt premium of $1.4 million at September 30, 2012)	116,175	—			116,175
Accrued interest	541	—			541
Accrued expenses and other liabilities	4,954	33	(C	)	4,987
Tenant reserves, escrows, deposits and prepaid rents	2,234	—			2,234

Total Liabilities	206,904	9,615			216,519

Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—			—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2012 - 12,685,403 2011 - 12,666,824	127	—			127
Capital in excess of par value	214,092	—			214,092
Cumulative net income	462,365	(15)	(A	)	462,350
Cumulative dividends	(495,558)	—			(495,558)

Total UHT Shareholders’ Equity	181,026	(15)			181,011
Non-controlling equity interest	76	—			76

Total Equity	181,102	(15)			181,087

Total Liabilities and Equity	$388,006	$9,600			$397,606

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Universal Health Realty Income Trust

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Nine Months Ended September 30, 2012

(dollar amounts in thousands)

	UHT	Acquired MOBs and Pro Forma Adjustments		Combined Pro Forma
Revenues:
Base Rental - UHS facilities	$11,556	—		$11,556
Base Rental - Non-related parties	20,265	1,172	D.	21,437
Bonus Rental - UHS facilities	3,109	—		3,109
Tenant reimbursements and other - Non-related parties	5,341	43	D.	5,384
Tenant reimbursements and other - UHS facilities	356	—		356

	40,627	1,215		41,842

Expenses:
Depreciation and amortization	15,484	533	E.	16,017
Advisory fees to UHS	1,594	50	F.	1,644
Other operating expenses	11,244	296	D.	11,540
Transaction costs	663	—		663
Provision for asset impairment	—	—		—

	28,985	879		29,864

Income before equity in income of unconsolidated limited liability companies (“LLCs”) and interest expense	11,642	336		11,978
				—
Equity in income of LLCs	1,803	—		1,803
Gain on divestitures of properties owned by unconsolidated LLCs, net	7,375	—		7,375
Interest expense, net	(5,853)	(220)	G.	(6,073)

Net Income	$14,967	$116		$15,083

Basic earnings per share	$1.18			$1.19

Diluted earnings per share	$1.18			$1.19

Weighted average number of shares outstanding - Basic	12,658			12,658
Weighted average number of share equivalents	7			7

Weighted average number of shares and equivalents outstanding - Diluted	12,665			12,665

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Universal Health Realty Income Trust

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Year Ended December 31, 2011

(dollar amounts in thousands)

	UHT	Acquired MOBs and Pro Forma Adjustments		Combined Pro Forma
Revenues:
Base Rental - UHS facilities	$13,150	—		$13,150
Base Rental - Non-related parties	10,392	3,826	D.	14,218
Bonus Rental - UHS facilities	4,191	—		4,191
Tenant reimbursements and other - Non-related parties	1,654	277	D.	1,931
Tenant reimbursements and other - UHS facilities	107	—		107

	29,494	4,103		33,597

Expenses:
Depreciation and amortization	7,306	1,811	E.	9,117
Advisory fees to UHS	2,008	114	F.	2,122
Other operating expenses	5,581	786	D.	6,367
Transaction costs	518	—		518
Provision for asset impairment	5,354	—		5,354

	20,767	2,711		23,478

Income before equity in income of unconsolidated limited liability companies (“LLCs”) and interest expense	8,727	1,392		10,119
				—
Gain on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs, net	28,576	—		28,576
Equity in income of LLCs	3,058	—		3,058
Gain on divestitures of properties owned by unconsolidated LLCs, net	35,835	—		35,835
Interest expense, net	(2,402)	(1,380)	G.	(3,782)

Net Income	$73,794	$12		$73,806

Basic earnings per share	$5.84			$5.84

Diluted earnings per share	$5.83			$5.83

Weighted average number of shares outstanding—Basic	12,644			12,644
Weighted average number of share equivalents	5			5

Weighted average number of shares and equivalents outstanding—Diluted	12,649			12,649

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Notes to unaudited pro forma condensed consolidated financial statements

Note 1—Basis of presentation

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting under existing U.S. GAAP standards and are based on UHT’s historical consolidated financial statements and the financial statements of the significant properties that were purchased subsequent to December 31, 2011, comprised of PeaceHealth Medical Clinic and Northwest Texas Medical Office Tower (collectively the “MOBs”), for the year ended December 31, 2011 and the nine-month period ended September 30, 2012. PeaceHealth Medical Clinic was acquired on January 23, 2012. The financial results from the acquisition date through September 30, 2012 for this MOB are included in our historical consolidated statements of income for the nine months ended September 30, 2012. Therefore, the pro forma adjustments presented on the pro forma condensed consolidated statements of income for UHT for the nine months ended September 30, 2012 include the financial results from January 1, 2012 through the acquisition date for PeaceHealth Medical Clinic, as well as the financial results from January 1, 2012 through September 30, 2012 for the Northwest Texas Professional Office Tower.

The unaudited pro forma condensed consolidated statements of income for UHT and the acquired MOBs for the year ended December 31, 2011 and the nine-month period ended September 30, 2012 give effect to UHT’s acquisition of the MOBs as if they had occurred on January 1, 2011. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2012 gives effect to the acquisition of the MOBs as if they had occurred on September 30, 2012. The UHT consolidated balance sheet at September 30, 2012 includes the balance sheet of PeaceHealth Medical Clinic, since it was acquired on January 23, 2012. The pro forma adjustments presented on the unaudited pro forma consolidated balance sheet, therefore, represent adjustments as they pertain to the Northwest Texas Professional Office Tower, which was acquired on December 28, 2012.

We prepared the unaudited pro forma condensed consolidated financial information using the acquisition method of accounting, which is based upon Accounting Standards Codification (“ASC”) 805, Business Combinations, the Financial Accounting Standard Board’s (“FASB”) standard related to business combinations. The business combination standard incorporates the FASB standard related to fair value measurement concepts. We have adopted both FASB standards related to business combinations and fair value measurements as required.

The FASB standard issued related to business combinations requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the standard establishes that the consideration transferred be measured at the closing date of the acquisition at the then-current market price.

ASC 820, Fair Value Measurements and Disclosures, the FASB’s standards related to fair value measurements, define the term “fair value” and set forth the valuation requirements for any asset or liability measured at fair value, expand related disclosure requirements and specify a hierarchy of valuation techniques based on the nature of inputs used to develop the fair value measures. Fair value is defined in the standard as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The assumptions and related pro forma adjustments described below have been developed based on assumptions and adjustments, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from the Northwest Texas Professional Office Tower, based on preliminary estimates of fair value. The final purchase price allocation may differ from that reflected in the pro forma financial statements after final valuation procedures are performed and amounts are finalized.

The unaudited pro forma condensed consolidated financial statements are preliminary, are provided for illustrative purposes only and do not purport to represent what our actual consolidated results of operations or consolidated financial position would have been had the acquisition of the MOBs occurred on the dates assumed, nor are they indicative of our future consolidated results of operations or financial position. The actual results reported in periods following the acquisition of the MOBs may differ significantly from those reflected in these pro forma financial statements for a number of reasons, including, but not limited to, differences between the assumed versus actual interest rates applicable to the funds borrowed to finance the acquisition of the MOBs. In addition, no adjustments have been made to the condensed consolidated statements of income for non-recurring acquisition-related fees and expenses. As a result, the pro forma information does not purport to be indicative of what the financial condition or results of operations would have been had the acquisition of the MOBs been completed on the applicable dates of this pro forma financial information. The pro forma financial statements are based upon the historical financial statements of UHT and the MOBs and do not purport to project the future financial condition and results of operations after giving effect to the acquisition of the MOBs.

Note 2—Preliminary purchase price

We will allocate the purchase price paid by us for the acquired Northwest Texas Professional Office Tower to the fair value of the assets acquired and liabilities assumed. The allocation of the purchase price to acquired assets as indicated below is based on preliminary fair value estimates and is subject to final management analyses. The actual amounts recorded when the analyses are complete may differ materially from the pro forma amounts presented as follows (in thousands):

Buildings and improvements	$7,180
Intangible assets	2,420

Purchase price before assumed liabilities and closing costs	9,600

Assumed liabilities	(34)
Assumed prepaid assets	1
Closing costs	15

Net purchase price paid	$9,582
Net cash paid	$9,582	(a.)

(a.)	Net cash paid consists of borrowings made pursuant to our revolving credit agreement. For pro forma purposes, our balance sheet adjustment assumes that the $9.6 million of net cash paid was borrowed pursuant to our revolving credit agreement.

The purchase price paid by us for the acquired PeaceHealth Medical Clinic,which was acquired prior to September 30, 2012, is included in UHT’s historical consolidated balance sheet at September 30, 2012, and therefore, no pro forma adjustments have been made to our September 30, 2012 pro forma consolidated balance sheet for this MOB.

Note 3—Unaudited pro forma adjustments

Unaudited pro forma condensed consolidated balance sheet as of September 30, 2012

(A) Land, buildings and improvements, intangible assets:

Adjustments to record the fair value estimates of the tangible and intangible assets of the Northwest Texas Professional Office Tower. Acquired intangibles are substantially all comprised of the difference between the property valued with existing in-place leases and the property valued as if vacant. The value of the Northwest Professional Office Tower acquired intangibles will be amortized over the lease terms (remaining weighted average of 5.1 years). Allocations are preliminary and subject to change.

(B) Line of credit borrowings:

The $9.6 million of net cash required to fund the acquisition of the Northwest Texas Professional Office Tower is assumed to be generated utilizing borrowings made pursuant to our revolving credit agreement.

(C) Accrued expenses and other liabilities; tenant reserves, escrows, deposits and prepaid rents; and other assets:

Adjustments to record the liabilities and prepaid assets assumed in connection with the acquired MOB.

Unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2011 and nine-month periods ended September 30, 2012

(D) Base rental – non-related parties, Tenant reimbursements and other – non-related parties and Other operating expenses:

Adjustments to record the combined operating results of the acquired MOBs. The pro forma adjustment column presented on the pro forma consolidated statements of income for the twelve months ended December 31, 2011 includes financial information for PeaceHealth Medical Clinic and the Northwest Texas Professional Office Tower. The pro forma adjustments for the nine months ended September 30, 2012, includes financial information for PeaceHealth Medical Clinic up to the acquisition date of January 23, 2012. Financial information pertaining to this MOB after the acquisition date is included in the UHT historical financial statement presentation. The pro forma financial results for the entire nine months ended September 30, 2012 are presented for the Northwest Texas Professional Office Tower, since that MOB was acquired subsequent to September 30, 2012.

(E) Depreciation and amortization:

Consists of (amounts in thousands):

	Year ended December 31, 2011	Nine-month period ended September 30, 2012
Buildings and improvements (1)	$1,077	$233
Intangible assets acquired (2)	734	300

Total incremental depreciation and amortization expense	$1,811	$533

(1)	Depreciation expense on the acquired real property is based upon preliminary fair value allocations for PeaceHealth Medical Clinic and the Northwest Texas professional Office Tower. The acquired property will be depreciated over an average useful life of 35 years.
(2)	Amortization expense on the acquired in-place lease intangibles based upon preliminary fair value estimates will be amortized over the remaining weighted average lease terms of approximately 7.0 years.

The purchase price allocations for the real property and identifiable assets related to the Northwest Texas Professional Office Tower and the Peace Health Medical Clinic are preliminary and were made only for the purpose of presenting the pro forma financial information. In accordance with the FASB issue standards related to business combinations, we will finalize the analysis of the fair value of the assets acquired and liabilities assumed resulting from the acquisition of this MOB for the purpose of allocating the purchase price. It is possible that the final valuation of real property and intangible assets could differ materially from our estimates.

(F) Advisory fees to Universal Health Services, Inc. (“UHS”):

Adjustment to record the advisory fee due to UHS, calculated at 0.65% of the real estate assets of the acquired MOBs, pursuant to the advisory agreement between UHT and a wholly-owned subsidiary of UHS.

(G) Interest expense:

In connection with the acquisition of the MOBs, for pro forma purposes, the $18.1 million of net cash required to fund the PeaceHealth Medical Clinic and Northwest Texas Professional Office Tower acquisitions, was assumed to be generated utilizing borrowings made pursuant to our previously-existing $100 million revolving credit agreement (“Old Revolver”) which was scheduled to mature in January, 2012. On July 25, 2011, we terminated the Old Revolver and replaced it with a new $150 million revolving credit facility which matures in July, 2015 (“New Revolver”). In addition to the $18.1 million of net cash required in connection with the acquisition of the two MOBs, we assumed $22.4 million of third-party debt as part of the PeaceHealth Medical Clinic acquisition which bears an interest rate of 5.64% per annum and matures on April 1, 2017. The interest expense adjustments included in the unaudited pro forma condensed consolidated statements of income were calculated utilizing the average borrowing rates in effect during the applicable periods pursuant to the terms of the Old Revolver on $18.1 million through its termination date, and then utilizing the average borrowing rates in effect during the applicable periods pursuant to the New Revolver on the $18.1 million from July 25 through December 31, 2011, as well as the stated 5.64% interest rate pursuant to the terms of the assumed third party debt of $22.4 million. The adjustments reflect interest expense on the $18.1 million of additional Revolver borrowings utilized to finance the acquisition of the MOBs at an average rate of 1.5% for the year ended December 31, 2011 and 2.11% for the nine months ended September 30, 2012, as well as interest expense on the $22.4 million of assumed third-party debt at an average rate of 5.64%. For each 1/8% deviation in the interest rate on our revolving credit agreement, interest expense would increase or decrease, as applicable, by $22,650 for the year ended December 31, 2011 and $9,600 for the nine months ended September 30, 2012. The interest expense reflected on the pro forma consolidated statements of income for the year ended December 31, 2011 is lower than the comparable interest expense as calculated pursuant to the terms of the New Revolver for the entire twelve months, since, as compared to the terms of the Old Revolver, the margins over the applicable underlying rates have increased.